Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-1 of InnovaQor, Inc. of our report dated April 17, 2023, relating to our audits of the December 31, 2022 and 2021 consolidated financial statements of InnovaQor, Inc., which appears in InnovaQor, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

Haynie & Company

Salt Lake City, Utah

July 27, 2023